UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2011

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51430	20-3678799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

619 West Texas Ave
Suite 126
Midland Texas, 79701
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (432) 686-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

As previously reported, on or about May 22, 2010, STW Resources, Inc., a predecessor company of STW Resources Holding Corp. (the “Company”) entered into a Teaming Agreement, as amended, with GE Ionics, Inc., a Massachusetts corporation (“GE”) (STW Resources, Inc. and GE are collectively referred to as the “Parties”). Thereafter, on or about April 4, 2008 STW Resources, Inc. and GE entered into a Purchase Order (the “Purchase Order”), pursuant to which there was due and unpaid a debt by STW Resources, Inc. to GE in the amount of $11,239,437.00 as of August 31 2010,  (the “Original Debt”).

On August 31, 2010, the Parties entered into a Settlement Agreement pursuant to which GE permitted the Company to substitute for STW Resources, Inc. as to all rights and obligations under the Purchase Order (including the Original Debt) and Teaming Agreement, and such that to fully discharge STW Resources, Inc.’s financial obligations to GE under the Purchase Order, the Company shall pay GE $1,400,000.00 pursuant to a senior promissory note (the “Note”). The Note bears interest at a rate of the WSJ Prime Rate (as published daily in the Wall Street Journal) plus two percent (2%) per annum. Under the terms of the Note, the Company will have thirteen months to pay off the Note plus all accrued interest.  In addition, upon the consummation and closing of a debt or equity financing following the execution of the Note, the Company shall pay GE thirty percent of any and all tranches (“Tranches” being defined as the cash receipts of the proceeds of any equity investments in or loans to the Company or any affiliated entity by third parties, but excluding any conversions of pre-existing debt to equity by any of the Company’s then current convertible note holders or creditors) until the Note is paid in full, including all accrued interest.

On September 29, 2011, the Parties agreed to extend the maturity date of the Note from September 30, 2011 to October 30, 2011.

On October 30, 2011, the Parties entered into an amendment to the settlement agreement, effective October 1, 2011, pursuant to which, among other things, the Parties agreed as follows: (i) the Company will have until September 1, 2013 to pay GE $2,100,000 plus interest accrued after October 1, 2011 under the Note in accordance with its terms, (ii) upon the consummation and closing of a debt or equity financing following the execution of the Note, the Company shall pay GE thirty percent (30%) of any and all tranches (“Tranches” being defined as the cash receipts of the proceeds of any equity investments in or loans to the Company or any affiliated entity by third parties, but excluding any conversions of pre-existing debt to equity by any of the Company’s then current convertible note holders or creditors) until the Note is paid in full, including all accrued interest, provided the Company shall not be obligated to pay GE upon, among other things, the following: (a) short term commercial paper of $200,000 or less, up to a cumulative maximum of $500,000 through December 31, 2012, (b) commercial equipment leasing whereby GE is taking a secured interest in the purchased equipment, (c) proceeds from project, lease and equipment funding to any subsidiary of the Company provided the Company does not receive any proceeds of such funding and (d) a one-time general exception for $1,500,000 of new equity financing of the Company, (iii) the Company shall begin making a regular series of installment payments as follows: (a) $10,000 per month beginning on January 1, 2012, and (b) $15,000 per month beginning on June 1, 2012 through the maturity date of the note and (iv) the Company shall be able to prepay the Note, without interest, on or before the maturity date.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits.

Exhibit Number	Description
4.1	Extension of Note, by and between STW Resources Holding Corp. and GE Ionics, Inc., dated October 28, 2011.
4.2	Amended and Restated Note, effective October 1, 2011 in favor of GE Ionics, Inc.
10.1	Amendments to Settlement Agreement, dated October 30, 2011, by and between STW Resources Holding Corp. and GE Ionics, Inc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STW RESOURCES HOLDING CORP.

Date: November 3, 2011	By:	/s/ Stanley T. Weiner
Stanley T. Weiner
Chief Executive Officer